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                                                                     Exhibit 3.1

                      AMENDED AND RESTATED CERTIFICATE OF
                      -----------------------------------
                   INCORPORATION OF KFI HOLDING CORPORATION
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     KFI Holding Corporation (the "Company") is a company organized and existing
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under and by virtue of the Delaware General Corporation Law. Pursuant to the
provisions of Section 242 and Section 245 of the Delaware General Corporation Law, the Company adopts the following Amended and Restated Certificate of Incorporation. The original Certificate of Incorporation of the Company was filed with the Delaware Secretary of State on May 9, 1996, as amended and restated by the Amended and Restated Certificate of Incorporation dated as of
May 21, 1996 (the "Original Certificate of Incorporation").
                   -------------------------------------

     This Amended and Restated Certificate of Incorporation, which restates and amends the Original Certificate of Incorporation in its entirety, was duly adopted as of March 11, 1998 in accordance with the provisions of Sections 228, 242 and 225 of the Delaware General Corporation Law.

     The provisions of the Original Certificate of Incorporation are hereby further amended and restated, such amendment and restatement to be effective on March 12, 1998, to read in their entirety as follows:


                                   ARTICLE 1
                                     NAME

     The name of the Company is IMPAC Group, Inc.


                                   ARTICLE 2
                               REGISTERED OFFICE

     The address of the Company's registered office in the State of Delaware is 1013 Center Road, in the City of Wilmington, County of New Castle (Zip Code 19805). The name of the Company's registered agent at such address is Corporation Service Company.


                                   ARTICLE 3
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                                   PURPOSES

     The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


                                   ARTICLE 4
                                     STOCK

     Section 1.  NUMBER OF SHARES.   The total number of shares of all classes
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of stock that the Company shall have authority to issue is 150,000, consisting solely of 150,000 shares of common stock, $0.001 par value per share ("Series A
                                                                       --------
Common Stock").
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     Section 2.  VOTING RIGHTS.  Except as otherwise required by law, the
     ---------   -------------
holders of each share of Series A Common Stock shall be entitled to vote on all matters and shall be entitled to one vote for each such share held; and the holders of Series A Common Stock will vote together as the holders of a single class of stock.

     Section 3.  TRANSFERS.  The Company shall keep at its principal office or
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at the office of its legal counsel a register for the registration of shares of
Common Stock. Upon the surrender at such place of any certificate representing any share of Common Stock of the Company, the Company shall, at the request of the record holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number and type of shares of Stock represented by the surrendered certificate. Each such new certificate shall be registered in the name of the record holder of the surrendered certificate or (subject to compliance with applicable securities laws and with the provisions of provisions of this Amended and Restated Certificate of Incorporation, the By-Laws of the Company, and any contract or agreement to which such holder is or may become party) such other name as such holder may request, and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, unless such issuance is made in connection with a transfer of shares of capital stock, in which case the transferring holder shall pay all taxes arising from such transfer.

     SECTION 4.  REPLACEMENT.  Upon receipt of evidence reasonably satisfactory
     ---------   -----------
to the Company (for which purpose an affidavit of the registered holder shall be satisfactory) of the ownership and the loss,
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                                      -3-

theft, destruction, or mutilation of any certificate evidencing shares of the Company's capital stock, and in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number and type of shares of capital stock represented by such lost, stolen, destroyed, or mutilated certificate and dated the date of such lost, stolen, destroyed, or mutilated certificate.

     SECTION 5. NOTICES.  All notices, requests, payments, instructions or
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other documents to be given hereunder shall be given in the manner provided in, and shall be deemed to be effective in accordance with, the By-Laws of the Company.

                                   ARTICLE 5
                                  MANAGEMENT

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Company and for defining and regulating the powers of the Company and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Company by statute:

     A. The number of directors of the Company shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws of the Company. The election of directors need not be by written ballot.

     B. Subject to such limitations as may be from time to time imposed by other provisions of this Amended and Restated Certificate of Incorporation, by the By-Laws of the Company, by applicable statutory or other law, and by any contract or agreement to which the Company is or may become a party, the Board of Directors shall have the power and authority:

          (i) to adopt, amend, and/or repeal the By-Laws of the Company, provided however that no such adoption, amendment or repeal shall invalidate any prior act or deed of the directors which was valid when taken or made;

          (ii) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgage, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed,
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                                      -4-

     and franchises of the Company, including after-acquired property, and to exercise all of the powers of the Company in connection therewith;


          (iii) to determine whether, to what extent, at what times and places, and under what conditions the records, accounts, books, and papers of the Company shall be open for inspection by its stockholders, and no stockholder shall have any right to inspect any record, account, book, or paper of the Company except as conferred by statute or authorized by the By-Laws of the Company or by the Board of Directors; and

          (iv) to exercise all such other powers and to do all such other acts and things as may be exercised or done by the Company.


                                   ARTICLE 6
                                INDEMNIFICATION

     The Company shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner or trustee of another company, partnership, joint venture, trust or other enterprise. The Company may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her, whether or not the Company would have the power to indemnify him or her against such liability pursuant to this Article 6. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorney's fees), judgments, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Company to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Company may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
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                                      -5-

     A director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholder of this Section to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing portion of this Section by the stockholders shall not adversely effect any right or protection of a director of the Company existing at the time of such repeal or modification.


                                   ARTICLE 7
                           COMPROMISE OR ARRANGEMENT
                              AND REORGANIZATION

     Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any Class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Company under the provisions of Section 391 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such a manner as the said court directs. If at least a majority of the number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or stockholders or class of stockholders of the Company, as the case may be, and also on the Company.
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     IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 11 day of
March, 1998.


                                   KFI HOLDING CORPORATION

                                   /s/ Michael F. Gilligan
                                   --------------------------
                                   Name:  Michael F. Gilligan
                                   Title: President